Exhibit 99.1 - Preliminary Results – Fourth fiscal quarter ended September 27, 2015.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee highlights preliminary fourth fiscal quarter results

DAVENPORT, Iowa (November 12, 2015) — Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 50 markets, today announced certain summary preliminary results(1) for its fourth fiscal quarter and fiscal year ended September 27, 2015.

“The September 2015 quarter marks another strong operating cash flow(2) performance, with an improvement of 5.0% over the same quarter last year,” Mary Junck, chairman and chief executive officer said. “Fourth quarter EBITDA(2) increased 7.5% over prior year to $40.0 million and totaled $163.3 million for the year.”

"We also achieved outstanding results from our strategic business transformation initiatives and cost management," she added. "In the September quarter, we reduced cash costs(2) on a comparable basis after excluding unusual matters, 7.8%, or $9.8 million, exceeding earlier guidance of 5.5%-6.0%."

Junck also noted the following financial highlights:

•	Total digital revenue grew 23.9% for the quarter.

•	Overall revenue on a comparable basis decreased 4.4% in fourth quarter, which is an improvement from the June quarterly trend. Total advertising and marketing services revenue decreased 9.0%.

•	Fourth quarter subscription revenue, excluding the subscription-related expense reclassification, increased 6.1%.

•	Debt was reduced $19.1 million in the quarter and $78.9 million for the fiscal year. As of September 27, 2015, the principal amount of debt was $725.9 million.

Fourth quarter and year-end results for fiscal year 2015 will be released December 10, 2015 and will include an audio webcast and conference call. The annual report on Form 10-K will be filed on December 11, 2015.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES(3)
(UNAUDITED)

	13 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	Sept 27 2015	Sept 28 2014	Sept 27 2015	Sept 28 2014

Advertising and marketing services	97,318	106,958	412,099	443,247
Subscription	48,570	46,081	194,474	176,826
Other	10,206	10,134	41,965	40,802
Total operating revenue	156,094	163,173	648,538	660,875
Compensation	57,413	61,511	239,028	243,054
Newsprint and ink	6,335	8,874	30,263	37,994
Other operating expenses	55,518	58,700	229,160	223,507
Workforce adjustments	1,396	341	3,304	1,265
Cash costs	120,662	129,426	501,755	505,820
Depreciation and amortization	11,106	12,100	45,563	48,511
Loss (gain) on sales of assets, net	(328)	284	282	(1,338)
Impairment of goodwill and other assets	—	2,644	(176)	2,980
Total operating expenses	131,440	144,454	547,424	555,973
Equity in earnings of TNI(4) and MNI(4)	2,141	1,949	8,254	8,297
Operating income	26,795	20,668	109,368	113,199
Adjusted to exclude:
Depreciation and amortization	11,106	12,100	45,563	48,511
Loss (gain) on sales of assets, net	(328)	284	282	(1,338)
Impairment of intangible and other assets	—	2,644	(176)	2,980
Equity in earnings of TNI and MNI	(2,141)	(1,949)	(8,254)	(8,297)
Operating cash flow	35,432	33,747	146,783	155,055
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,814	2,697	11,246	11,236
Adjusted to exclude:
Workforce adjustments	1,396	341	3,304	1,265
Stock compensation	326	400	1,971	1,481
EBITDA	39,968	37,185	163,304	169,037
Comparable basis results, excluding the impact of the subscription-related expense reclassification are as follows:
	13 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	Sept 27 2015	Sept 28 2014	Sept 27 2015	Sept 28 2014
Subscription revenue, as reported	48,570	46,081	194,474	176,826
Adjustment for subscription-related expense reclassification	(4,376)	(4,442)	(18,300)	(6,707)
Subscription revenue, as adjusted	44,194	41,639	176,174	170,119

Total cash cost excluding workforce adjustments	119,266	129,085	498,451	504,555
Adjustment for subscription-related expense reclassification	(4,376)	(4,442)	(18,300)	(6,707)
Total cash cost excluding workforce adjustments, as adjusted	114,890	124,643	480,151	497,848

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.0 million daily and 1.4 million Sunday, reaching over three million readers in print alone. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;

•	Our ability to comply with the financial covenants in our credit facilities;

•	Our ability to refinance our debt as it comes due;

•	That the warrants issued in our refinancing will not be exercised;

•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•	Changes in advertising and subscription demand;

•	Potential changes in newsprint, other commodities and energy costs;

•	Interest rates;

•	Labor costs;

•	Legislative and regulatory rulings;

•	Our ability to achieve planned expense reductions;

•	Our ability to maintain employee and customer relationships;

•	Our ability to manage increased capital costs;

•	Our ability to maintain our listing status on the NYSE;

•	Competition; and

•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100

NOTES

(1)
This report is a preliminary report of certain unaudited results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(2)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in this release:
•
Cash Costs are defined as compensation, newsprint and ink, other operating expenses and certain unusual matters, such as workforce adjustment costs. Depreciation, amortization, impairment charges, other non-cash operating expenses and other unusual matters are excluded.

•
EBITDA is defined as operating income (loss), plus depreciation, amortization, loss (gain) on sale of assets impairment charges, workforce adjustment costs, stock compensation and 50% of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains.

•
Operating Cash Flow is defined as operating income (loss) plus depreciation, amortization, loss (gain) on sale of assets and impairment charges, minus equity in earnings of TNI and MNI and curtailment gains.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(3)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior periods have been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

(4)	The Company owns a 50% interest in TNI Partners, in Tucson, AZ, and a 50% interest in Madison Newspapers, Inc., in Madison, WI.

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